Exhibit 99.4

State of New Hampshire
Department of State

CERTIFICATE OF EXISTENCE

I, William M. Gardner, Secretary of State of the State of New Hampshire, do hereby certify that PARALLEL ROBOTIC SYSTEMS CORP. is a New Hampshire corporation duly incorporated under the laws of the State of New Hampshire on January 28, 2002. I further certify that all fees required by the Secretary of State's office have been paid and that articles of dissolution have not been filed.

IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Seal of the State of New Hampshire, this 28th day of January A.D. 2002

William M. Gardner
Secretary of State